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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - January 29, 1999



                            MELLON BANK CORPORATION
              (Exact name of registrant as specified in charter)


        Pennsylvania                1-7410                       25-1233834
(State or other jurisdiction     (Commission                  (I.R.S. Employer
     of incorporation)           File Number)                Identification No.)


                            One Mellon Bank Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania             15258
                   (Address of principal executive offices)   (Zip code)


      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENTS

The following describes Mellon Bank Corporation's progress with respect to its year 2000 project and the milestones that have been achieved since the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.


Year 2000 Project

In early 1996, Mellon Bank Corporation (the "Corporation") formed a year 2000 project team to identify information technology and non-information technology systems that require modification for the year 2000. A project plan has been developed with goals and target dates. The Corporation's year 2000 project plan includes inventory, assessment, remediation, system testing, enterprise testing, contingency planning and internal certification. The Corporation's business areas are in various stages of this project plan. The Corporation has completed approximately 90% of the remediation and system testing for internal mission critical information technology systems. In late 1998, the Corporation began significant enterprise testing (i.e., testing with customers, integration testing between systems and testing with third-party vendors) of mission critical information technology systems, which testing is expected to be completed by June 30, 1999. The Corporation currently expects to have completed remediation and planned testing of mission critical non-information technology systems by June 30, 1999. The Corporation also currently expects to have substantially completed remediation and planned testing of both information technology and non-information technology systems that the Corporation has determined are of high business value and priority (although not mission critical) by June 30, 1999.

The Corporation incurred expenses throughout 1996, 1997 and 1998 related to this project and will continue to incur expenses in 1999. The Corporation currently estimates that the costs related to inventory, assessment, remediation, system testing, enterprise testing, contingency planning and internal certification will be approximately $95 million. Approximately 15% of these costs were incurred in 1996 and 1997, approximately 45% were incurred in 1998 and approximately 40% are expected to be incurred in 1999. Expenditures in 1999 are expected to relate primarily to enterprise testing, contingency planning and internal certification. A significant portion of total year 2000 project expenses is represented by existing staff that has been redeployed to this project. The Corporation does not believe that the redeployment of existing staff will have a material adverse effect on its business, results of operations or financial position. Incremental expenses related to the year 2000 project are not expected to materially impact operating results in any one period.

The impact of year 2000 issues on the Corporation will depend not only on corrective actions that the Corporation takes, but also on the way in which year 2000 issues are addressed by governmental agencies, businesses and other third parties that provide services or data to, or receive services or data from, the Corporation, or whose financial condition or operational capability is important to the Corporation. To reduce this exposure, the Corporation has identified, and has an on-going process of contacting, mission critical third-party vendors and other significant third parties to determine their

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year 2000 plans and target dates. Risks associated with third parties located outside the United States may be higher insofar as it is generally believed that non-U.S. businesses may not be addressing their year 2000 issues on as timely a basis as U.S. businesses. Notwithstanding the Corporation's efforts, there can be no assurance that mission critical third-party vendors or other significant third parties will adequately address their year 2000 issues.

The Corporation is developing contingency plans to address risks associated with year 2000 issues. These activities include remediation contingency plans, year 2000 business resumption contingency plans, and event management plans. Remediation contingency plans address the actions that may be taken if the current approach to remediating a mission critical technology system is falling behind schedule or may not be completed when required. Such plans principally involve internal remediation or identifying alternate vendors. The Corporation has substantially implemented its remediation contingency plans. Year 2000 business resumption contingency plans address year 2000 problems that occur, notwithstanding the remediation efforts of the Corporation and third parties.
As a part of its year 2000 business resumption contingency planning, the Corporation is enhancing its existing business resumption plans to reflect year 2000 issues and is developing plans designed to coordinate the efforts of its personnel and resources in addressing any mission critical year 2000 problems that become evident. In this regard, all existing business resumption plans involving mission critical processes have been reviewed, and options for addressing potential year 2000 problems have been identified. The Corporation expects to continue reviewing, enhancing and validating such plans through mid-1999. Event planning is intended to address year 2000 risks by actively monitoring operations during the period of time around the turn of the century with a view to identifying any year 2000 problems that occur and taking action to manage and resolve such problems. These actions may include implementing previously developed business resumption contingency plans. Event planning is in progress and will continue throughout 1999 and the first quarter of 2000. There can be no assurance that any contingency plans will fully mitigate any year 2000 failures, problems or disruptions. Furthermore, there may be certain mission critical third parties, such as utilities, communication companies, transportation companies or governmental entities, where alternative arrangements or sources are unavailable or severely limited.

The Corporation's credit risk associated with borrowers may increase to the extent borrowers fail to adequately address year 2000 issues. As a result, there may be increases in the Corporation's problem loans and credit losses in future years. In addition, the Corporation may be subject to increased risks as a fiduciary to the extent that issuers of assets it manages or administers fail to adequately address year 2000 issues and to increased liquidity risks to the extent of deposit withdrawals or to the extent its lenders are unable to provide the Corporation with funds due to year 2000 problems. It is not, however, possible to quantify the potential impact of any such risks or losses at this time.

Until the year 2000 event actually occurs and for a period of time thereafter, there can be no assurance that there will be no problems related to year 2000. The year 2000 technology challenge is an unprecedented event. If year 2000 issues are not adequately

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addressed by the Corporation and third parties, the Corporation could face, among other things, business disruptions, operational problems, financial losses, legal liability and similar risks, and the Corporation's business, results of operations and financial position could be materially adversely affected.

The foregoing year 2000 discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, without limitation, anticipated costs, the dates by which the Corporation expects to complete remediation and testing of systems and contingency planning, and the impact of the redeployment of existing staff, are based on management's best current estimates, which were derived utilizing numerous assumptions about future events, including the continued availability of certain resources, representations received from third-party vendors and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to: the availability and cost of personnel trained in this area; the ability to identify and convert all relevant systems; results of year 2000 testing; adequate resolution of year 2000 issues by governmental agencies, businesses or other third parties that are service providers, suppliers, borrowers or customers of the Corporation; unanticipated system costs; the need to replace hardware; the adequacy of and ability to implement contingency plans; and similar uncertainties. The forward-looking statements made in the foregoing year 2000 discussion speak only as of the date on which such statements are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

The foregoing year 2000 discussion constitutes a Year 2000 Readiness Disclosure within the meaning of the Year 2000 Readiness and Disclosure Act of 1998.





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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MELLON BANK CORPORATION



Date:  January 29, 1999       By:  /s/  Steven G. Elliott
                                   --------------------------
                                  Steven G. Elliott
                                  Senior Vice Chairman and Chief
                                  Financial Officer

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